               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Movie Gallery, Inc. and subsidiaries

     We have audited the accompanying consolidated balance sheet of Video Update, Inc. and subsidiaries (debtor-in-possession) as of April 30, 2001, and the related consolidated statements of operations and comprehensive loss, shareholders' deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Video Update, Inc. and subsidiaries (debtor-in-possession) as of April 30, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, during the year ended April 30, 2001, the Company incurred a net loss of $144,178,000. In addition, the Company had an accumulated deficit of $298,373,000 and a shareholders' deficit of $180,214,000 as of April 30, 2001. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 15, 2002

                      VIDEO UPDATE, INC. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)

                           CONSOLIDATED BALANCE SHEET
                                 APRIL 30, 2001

                                  ASSETS

CURRENT ASSETS
  Cash and cash equivalents.................................  $   1,571,000
  Accounts receivable, net of allowance for uncollectible
     accounts of $2,242,000.................................        337,000
  Merchandise inventory.....................................        318,000
                                                              -------------
          Total current assets..............................      2,226,000
  Video and game rental inventory, net......................     25,396,000
  Property and equipment, net...............................      7,669,000
  Prepaid expenses..........................................        808,000
  Other assets..............................................      1,072,000
                                                              -------------
          Total assets......................................  $  37,171,000
                                                              =============

                   LIABILITIES AND SHAREHOLDERS' DEFICIT

LIABILITIES NOT SUBJECT TO COMPROMISE
  CURRENT LIABILITIES
     Accounts payable.......................................  $  12,758,000
     Accrued expenses.......................................      7,199,000
     Accrued rent...........................................      2,740,000
     Accrued compensation...................................      2,598,000
                                                              -------------
          Total current liabilities.........................     25,295,000
  Note payable..............................................        414,000
                                                              -------------
          Total liabilities not subject to compromise.......     25,709,000
LIABILITIES SUBJECT TO COMPROMISE...........................    191,676,000
                                                              -------------
          Total liabilities.................................    217,385,000
                                                              -------------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' DEFICIT
  Preferred stock, $0.01 par value 5,000,000 shares
     authorized no shares issued and outstanding............             --
  Class A common stock, $0.01 par value 60,000,000 shares
     authorized 29,278,457 shares issued and outstanding....        293,000
  Additional paid-in capital................................    121,278,000
  Accumulated other comprehensive loss......................     (3,412,000)
  Accumulated deficit.......................................   (298,373,000)
                                                              -------------
          Total shareholders' deficit.......................   (180,214,000)
                                                              -------------
          Total liabilities and shareholders' deficit.......  $  37,171,000
                                                              =============

   The accompanying notes are an integral part of these financial statements.

                      VIDEO UPDATE, INC. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)

          CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
                       FOR THE YEAR ENDED APRIL 30, 2001

REVENUES
  Rental revenue............................................  $ 125,834,000
  Product sales.............................................     14,774,000
  Service fees..............................................        563,000
                                                              -------------
     Total revenues.........................................    141,171,000
                                                              -------------
COSTS AND EXPENSES
  Cost of revenues..........................................     45,500,000
  Selling, general, and administrative......................     15,352,000
  Store operating expenses..................................    108,941,000
  Amortization of debt discount.............................      1,082,000
  Amortization of goodwill..................................      3,814,000
  Loss on store closures....................................     10,486,000
  Loss on disposal of assets................................        527,000
  Property and equipment valuation charge...................     18,078,000
  Goodwill valuation charge.................................     62,334,000
                                                              -------------
     Total costs and expenses...............................    266,114,000
                                                              -------------
LOSS FROM OPERATIONS........................................   (124,943,000)
                                                              -------------
OTHER INCOME (EXPENSE)
  Other income..............................................         90,000
  Interest expense..........................................     (6,074,000)
                                                              -------------
     Total other income (expense)...........................     (5,984,000)
                                                              -------------
LOSS BEFORE REORGANIZATION ITEMS............................   (130,927,000)
                                                              -------------
REORGANIZATION ITEMS
  Professional fees.........................................      3,206,000
  Write-off of debt discount and loan costs.................      7,938,000
  Settlements and other.....................................      2,107,000
                                                              -------------
     Total reorganization items.............................     13,251,000
                                                              -------------
NET LOSS....................................................   (144,178,000)
ACCUMULATED OTHER COMPREHENSIVE LOSS........................       (237,000)
                                                              -------------
COMPREHENSIVE LOSS APPLICABLE TO COMMON SHAREHOLDERS........  $(144,415,000)
                                                              =============
BASIC AND DILUTED LOSS PER SHARE............................  $       (4.93)
                                                              =============
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING USED TO
  COMPUTE BASIC AND DILUTED LOSS PER SHARE..................     29,278,457
                                                              =============

   The accompanying notes are an integral part of these financial statements.

                      VIDEO UPDATE, INC. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)

                CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT
                       FOR THE YEAR ENDED APRIL 30, 2001

                                                                      ACCUMULATED
                              CLASS A COMMON STOCK     ADDITIONAL        OTHER
                              ---------------------     PAID-IN      COMPREHENSIVE    ACCUMULATED
                                SHARES      AMOUNT      CAPITAL          LOSS           DEFICIT          TOTAL
                              ----------   --------   ------------   -------------   -------------   -------------
BALANCE, APRIL 30, 2000.....  29,278,457   $293,000   $121,278,000    $(3,175,000)   $(154,195,000)  $ (35,799,000)
Foreign currency
  translation...............                                             (237,000)                        (237,000)
Net loss....................                                                          (144,178,000)   (144,178,000)
                              ----------   --------   ------------    -----------    -------------   -------------
BALANCE, APRIL 30, 2001.....  29,278,457   $293,000   $121,278,000    $(3,412,000)   $(298,373,000)  $(180,214,000)
                              ==========   ========   ============    ===========    =============   =============

   The accompanying notes are an integral part of these financial statements.

                      VIDEO UPDATE, INC. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                       FOR THE YEAR ENDED APRIL 30, 2001

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss..................................................  $(144,178,000)
  Adjustments to reconcile net loss to net cash provided by
     operating activities
     Depreciation and amortization..........................     34,414,000
     Write-off of debt discount and loan costs..............      8,385,000
     Loss on disposal of property and equipment.............     11,013,000
     Property and equipment valuation charge................     18,078,000
     Goodwill valuation charge..............................     62,334,000
     Decrease in
       Accounts receivable..................................      1,486,000
       Merchandise inventory................................      1,798,000
       Other assets.........................................         78,000
     Increase (decrease) in
       Accounts payable.....................................     35,328,000
       Accrued expenses.....................................     (5,103,000)
       Accrued rent.........................................     (3,931,000)
       Accrued compensation.................................     (2,922,000)
                                                              -------------
          Net cash provided by operating activities.........     16,780,000
                                                              -------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of video and game rental inventory...............    (10,336,000)
  Purchase of property and equipment........................     (1,193,000)
                                                              -------------
          Net cash used in investing activities.............    (11,529,000)
                                                              -------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on notes payable.................................     (5,206,000)
                                                              -------------
          Net cash used in financing activities.............     (5,206,000)
                                                              -------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH.....................       (237,000)
                                                              -------------
          Net decrease in cash and cash equivalents.........       (192,000)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR................      1,763,000
                                                              -------------
CASH AND CASH EQUIVALENTS, END OF YEAR......................  $   1,571,000
                                                              =============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Interest paid.............................................  $   4,250,000
                                                              =============
  Income taxes paid.........................................  $     111,000
                                                              =============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION FOR
  REORGANIZATION EXPENSES PAID IN CONNECTION WITH THE
  CHAPTER 11 PROCEEDING
  Professional fees paid for services.......................  $   2,754,000
                                                              =============

   The accompanying notes are an integral part of these financial statements.

                      VIDEO UPDATE, INC. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 APRIL 30, 2001

NOTE 1 -- ORGANIZATION AND LINE OF BUSINESS

     Video Update, Inc. ("Video Update") (debtor-in-possession) and subsidiaries (collectively, the "Company") own and operate retail video stores and sell and support retail video franchises in the United States and Canada.

NOTE 2 -- REORGANIZATION UNDER CHAPTER 11 AND GOING CONCERN CONSIDERATIONS

  FINANCIAL REPORTING FOR BANKRUPTCY PROCEEDINGS

     On September 18, 2000, the Company filed a voluntary petition for reorganization under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the District of Delaware. On December 20, 2001, the Bankruptcy Court confirmed the Company's Plan of Reorganization (the "Plan"), and the Plan became effective on December 21, 2001.

     According to Statement of Position ("SOP") 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," the financial statements of an entity in a Chapter 11 reorganization proceeding should distinguish transactions and events that are directly associated with the reorganization from those operations of the ongoing business as it evolves. Accordingly, SOP 90-7 requires the following financial reporting and accounting treatment:

     - Balance Sheet -- The balance sheet separately classifies liabilities subject to compromise from liabilities not subject to compromise.

     - Statement of Operations -- Pursuant to SOP 90-7, revenues and expenses, realized gains and losses, and provisions for losses resulting from the reorganization and restructuring of the business are reported in the statement of operations separately. Professional fees are expensed as incurred. Interest expense is reported only to the extent that it will be paid during the proceeding or that it is probable that it will be an allowed claim.

     - Statement of Cash Flows -- Reorganization items are reported separately within the operating, investing, and financing categories of the statement of cash flows with respect to the financial statements, or details of operating cash receipts and payments resulting from the reorganization are disclosed in a supplementary schedule.

  TERMS OF PLAN OF REORGANIZATION SUBSEQUENT TO APRIL 30, 2001

     On or about May 2, 2001, all but one of the syndicate of lenders led by BNP Paribas (the "Bank Group") assigned their rights, claims, and interests under the Senior Facility (see Note 6) to Movie Gallery, Inc. ("Movie Gallery"). As a result, Movie Gallery owned or controlled approximately 92% of the secured and under-secured claims formerly held by the Bank Group at April 30, 2001.

     On May 16, 2001, the Company and Movie Gallery entered into a Chapter 11 Financing Agreement (the "Debtor-in-Possession ("DIP") Agreement"), pursuant to which Movie Gallery agreed to grant the Company $5,000,000 in post-petition financing. In return, the Company granted to Movie Gallery a super-priority administrative claim, secured by a priming lien against all of the Company's assets. The post-petition financing under the DIP agreement was subsequently increased to $6,500,000.

     Upon confirmation of the Plan effective December 21, 2001, the entire balance of the DIP facility became due and payable to Movie Gallery, and Movie Gallery received new common stock of the reorganized Company in exchange for a full and complete release of the Company's obligations under the

                      VIDEO UPDATE, INC. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

DIP Agreement. The outstanding stock, options, and warrants of the Company before confirmation were canceled.

     Under the Plan, the Company's financial affairs will be completely restructured under circumstances, whereby Movie Gallery will (a) exchange its $6,500,000 super-priority administrative claim for newly issued common stock in the reorganized Company; (b) contribute cash to enable the reorganized Company to satisfy certain priority, administrative, and tax claims, (c) agree to provide the reorganized Company future working capital financing, and (d) waive its unsecured deficiency claim.

  GOING CONCERN CONSIDERATIONS

     The accompanying financial statements have been prepared on a going-concern basis, which contemplates continuation of operations and realization of assets and liquidation of liabilities in the ordinary course of business. These financial statements do not include any adjustments that might be necessary as a result of the outcome of the uncertainties discussed herein, including the effect of the Plan.

NOTE 3 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Video Update and its wholly owned subsidiaries, Tinseltown Video, Inc., Moovies, Inc., Moovies of the Carolinas, Inc., Pic-A-Flick of Greenville, Inc., Moovies of Georgia, Inc., The Movie Store #2, Rio Media Associates, Inc., Moovies of Iowa, Inc., Moovies of Michigan, Inc., Movie Warehouse Franchise Systems, Inc., E.C.6, Inc., DCO, Inc., SONI, Inc., SNO, Inc., PQ3, Inc., D-Skippy, Inc., GBO, Inc., and PTO, Inc. All significant inter-company accounts and transactions are eliminated in consolidation.

  REVENUE RECOGNITION

     The Company receives and recognizes continuing monthly royalty and other fee revenue from its franchisees based on a percentage of the franchisees' gross monthly revenue. Royalty fees and other fee revenues will continue for the initial terms of the franchise agreements, after which the revenues will be based upon renewed franchise agreements. Revenue on videos and games is recognized at the time of rental or sale. Extended viewing fee revenue is recognized when collected from the customer.

  COMPREHENSIVE INCOME

     The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income is presented in the Company's financial statements for foreign currency translation adjustments.

  CASH AND CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Included in cash and cash equivalents is $50,000 of restricted cash related to a certificate of deposit with a bank to secure a line of credit issued by the bank to a landlord of the Company. This certificate of deposit will remain with the bank until the expiration of a certain store lease in March 2005.

                      VIDEO UPDATE, INC. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  MERCHANDISE INVENTORY

     Merchandise inventory is stated at the lower of cost (first in, first out) or market. Inventory consists of videocassettes, DVDs, and games held for sale, supplies, and concessions.

  VIDEO AND GAME RENTAL INVENTORY

     Video and game rental inventory is stated at cost and is amortized over the estimated economic life as follows:

NUMBER OF COPIES
OF TITLE PER STORE                                        AMORTIZATION POLICY
------------------                                        -------------------
One through three.........................  Accelerated basis to a net book value of $8 over the first three months and then straight-line
                                            over 33 months to a salvage value of $4 per
                                            video.
Four and over.............................  Accelerated basis to a net book value of $4 over the first three months and then fully amortized
                                            on a straight-line basis over nine months.

     Game rental inventory is amortized on a straight-line basis to $10 over 12 months and then straight-line over six months to a salvage value of $4 per game.

     Video and game rental inventory at April 30, 2001 is net of accumulated amortization of $249,863,000. For the year ended April 30, 2001, amortization expense was $23,916,000.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over estimated useful lives as follows:

Buildings.................................  40 years
Furniture and equipment...................  5 to 10 years
Leasehold improvements....................  lesser of estimated economic life or the lease term

  GOODWILL

     Goodwill consisted principally of excess cost over net assets from the acquisitions of businesses.

  IMPAIRMENT OF LONG-LIVED ASSETS

     The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows expected to be generated by the assets. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. The Company recorded write-downs of $18,078,000 in property and equipment during the year ended April 30, 2001.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, accrued rent, and accrued compensation, the carrying amounts approximate fair value due to their short maturities. The amount

                      VIDEO UPDATE, INC. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

shown for note payable also approximates fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

  STOCK-BASED COMPENSATION

     The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," for its employee stock-based compensation plans. The Company has elected to recognize compensation expense for its stock-based compensation plans in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, no compensation expense is recognized for stock options with exercise prices equal to, or in excess of, the market value of the underlying shares of stock at the date of grant.

  ADVERTISING COSTS

     The Company expenses advertising costs as incurred. Advertising costs for the year ended April 30, 2001 were $220,000.

  INCOME TAXES

     Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial report amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period, if any, and the change during the period in deferred tax assets and liabilities.

  LOSS PER SHARE

     The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive. As such, basic and diluted loss per share are the same.

  ESTIMATES

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  CONCENTRATIONS OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with high credit, quality financial institutions. At times, such cash and cash equivalents may be in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

                      VIDEO UPDATE, INC. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

With respect to accounts receivable, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that the receivable credit risk exposure is limited.

  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations." This statement addresses financial accounting and reporting for business combinations and supersedes Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations," and SFAS No. 38, "Accounting for Pre-Acquisition Contingencies of Purchased Enterprises." All business combinations in the scope of this statement are to be accounted for using one method, the purchase method. The provisions of this statement apply to all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method for those business combinations is prohibited. This statement also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. The Company does not expect adoption of SFAS No. 141 to have a material impact, if any, on its financial position or results of operations.

     In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. It is effective for fiscal years beginning after December 15, 2001. Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not been issued previously. The Company does not expect adoption of SFAS No. 142 to have a material impact, if any, on its financial position or results of operations.

     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of long-lived assets, except for certain obligations of lessees. This statement is not applicable to the Company.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business, and amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for subsidiaries for which control is likely to be temporary. The Company does not expect adoption of SFAS No. 144 to have a material impact, if any, on its financial position or results of operations.

NOTE 4 -- GOODWILL

     During the course of the Company's strategic review of its prior acquisitions in the year ended April 30, 2001, the Company recorded charges of $62,334,000, relating to the impairment of certain intangible assets held for use when it was determined that future undiscounted cash flows associated with these assets were insufficient to recover their carrying value. The impaired assets principally represented the Company's ownership interest in the acquired stores. The assets were written down to their fair market value of $0, which was determined on the basis of the present value of future cash flows.

                      VIDEO UPDATE, INC. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5 -- PROVISION FOR STORE CLOSING AND OTHER CHARGES

     During the years ended April 30, 1999 and 1998, the Company completed extensive analysis of its base store performance and adopted business restructuring plans to close a number of its stores. Substantially all of the identified stores were closed by April 30, 2000. During the year ended April 30, 2001, the remaining accruals related to these restructuring plans were either paid or reversed. In conjunction with the bankruptcy filing during the year ended April 30, 2001, additional stores were identified for closure, and $1,506,000 was expensed during the year related to these closures. As of April 30, 2001, the Company had a reserve for store closures totaling $1,691,000.

NOTE 6 -- PROPERTY AND EQUIPMENT

     Property and equipment at April 30, 2001 consisted of the following:

Land........................................................  $   488,000
Buildings...................................................    1,403,000
Furniture and equipment.....................................   18,163,000
Capitalized construction....................................    2,728,000
Leasehold improvements......................................   11,470,000
                                                              -----------
                                                               34,252,000
Less accumulated depreciation and amortization..............   26,583,000
                                                              -----------
     Total..................................................  $ 7,669,000
                                                              ===========

     Depreciation and amortization expense was $6,075,000 for the year ended April 30, 2001.

     During the course of the Company's strategic review of its operations, the Company recorded charges of $18,078,000 for the year ended April 30, 2001, relating to the impairment of property and equipment to be held and used when it was determined that future undiscounted cash flows associated with these assets were insufficient to recover their carrying value. The assets were written down to fair market value, which was determined on the basis of market price and future discounted cash flows.

NOTE 7 -- FINANCING ARRANGEMENTS

  NOTE PAYABLE

     Note payable at April 30, 2001 consisted of a Secured Claim held by Wells Fargo Bank Minnesota, N.A. The Secured Claim arose out of a Commercial Installment Note and Credit Agreement dated January 10, 2000 and is secured by a Mortgage and Security Agreement and Fixture Financing Statement dated December 29, 1994, respecting the Company's real estate located in Cottage Grove, Minnesota.

  LIABILITIES SUBJECT TO COMPROMISE

     In March 1998, the Company entered into a $120,000,000 credit facility (the "Senior Facility") with a syndicate of banks led by Banque Paribas. The amount available for borrowing was subsequently reduced to $115,000,000 at April 30, 2000. Warrants were issued in connection with the amendments and were recorded as a discount on debt.

     As of August 15, 2000, the Company failed to make principal and interest payments of $6,000,000, which resulted in a default under its Senior Facility. The Company was unable to come to an agreement with all of its lenders concerning a modification of the credit agreement, and a liquidity crisis ensued. On September 18, 2000, the Company filed for protection under Chapter 11 of the United States Bankruptcy

                      VIDEO UPDATE, INC. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Code. As a result, the Company's notes payable and related accrued interest have been classified as "Liabilities Subject to Compromise" as of April 30, 2001.

     Liabilities subject to compromise as of April 30, 2001 consisted of the following:

Notes payable subject to compromise.........................  $141,402,000
Trade accounts payable and other liabilities subject to
  compromise................................................    50,274,000
                                                              ------------
     Total..................................................  $191,676,000
                                                              ============

     Notes payable subject to compromise as of April 30, 2001 consisted of the following:

Senior Facility.............................................  $101,316,000
Capital expenditure loan....................................    15,000,000
Revolving loan..............................................     5,000,000
Notes payable to others.....................................    16,852,000
Accrued interest............................................     3,234,000
                                                              ------------
     Total..................................................  $141,402,000
                                                              ============

     As of September 18, 2000, all of the discounts on debt, which were recorded due to the issuance of warrants and loan fees, were written off to reorganization expense to adjust the net carrying amount of the debt to the expected allowed claim in bankruptcy court.

     At April 30, 2001, the Senior Facility has variable interest rates based on the "base rate" (i.e., the higher of the federal funds rate, plus 0.5%, or the prime commercial lending rate) or the inter-bank Eurodollar rate, plus an applicable margin rate. The capital expenditure loan, revolving loan, and notes payable to others have interest rates ranging from 0% to 12% and have original maturity dates ranging from January 2001 to December 2002.

  INTEREST EXPENSE

     On September 18, 2000, the Company discontinued accruing interest on the Senior Facility and other debt. The contractual interest expense would have been $17,329,000 as compared with the recorded amount of $6,074,000 for the year ended April 30, 2001.

  ADDITIONAL FINANCING SUBSEQUENT TO APRIL 30, 2001

     On or about May 2, 2001, all but one member of the Bank Group assigned their rights, claims, and interest under the Senior Facility to Movie Gallery (see Note 2). On May 16, 2001, the Company filed a motion for approval of the DIP Agreement (the "DIP Financing Motion"). At a hearing on May 18, 2001, the Bankruptcy Court granted the DIP Financing Motion on an interim basis, pursuant to which Movie Gallery extended to the Company an interim credit line up to $1,000,000 under the terms and conditions provided in the DIP Agreement. The Court granted the DIP Motion on a final basis on June 7, 2001. Movie Gallery granted the Company an aggregate of $6,500,000 in post-petition financing.

NOTE 8 -- COMMITMENTS AND CONTINGENCIES

  INVESTIGATIONS

     During the course of the Company's ongoing bankruptcy proceedings, there were investigations into allegations of theft, misappropriation of funds, and the destruction of Company documents by former management of the Company. Current management of the Company believes that all instances of potential

                      VIDEO UPDATE, INC. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

fraud have been properly recorded in the financial statements of the Company and has not recorded additional accruals or estimates related to possible contingencies related to any fraud perpetrated against the Company by its former management.

     The result of the investigations did not have a material impact on the financial condition of the Company. However, there cannot be a guarantee that all incidents of fraud impacting the financial statements have been or will be discovered.

  LEASES

     The Company leases office and retail space under operating leases with terms of 36 to 222 months. These leases generally have a term of three to 10 years and provide options to renew for periods ranging from three to five additional years. Under the leasing agreements, the Company is generally responsible for the real estate taxes, insurance, and other expenses related to the property. The leases expire at varying dates through 2016. The Company also leases vehicles, computer equipment, and telecommunications equipment.

     Future minimum payments under the non-cancelable lease agreements at April 30, 2001 were as follows:

YEAR ENDING
APRIL 30,
-----------
2002........................................................  $20,610,000
2003........................................................   17,425,000
2004........................................................   15,343,000
2005........................................................   13,074,000
2006........................................................   10,941,000
Thereafter..................................................   22,174,000
                                                              -----------
     Total..................................................  $99,567,000
                                                              ===========

     Under Chapter 11, the Company has the right to reject any lease entered into by the Company before the bankruptcy filing date. Upon the confirmation of the Plan on December 20, 2001, the Company assumed 294 office and retail space leases and various equipment and vehicle leases. The remaining leases were rejected, and the liabilities related to these leases at year-end are included in liabilities subject to compromise or accounts payable based on the nature of the claim. The rejected leases have been excluded from the above schedule of future minimum payments.

  LITIGATION

     During the year ended April 30, 2001, the Company lost its appeals in connection with its long-time outstanding litigation with two companies. As a result of these lost appeals, insurance companies holding surety bonds posted by the Company upon appeal (for an amount equal to the trial court's settlement) were required to pay the amounts under the bonds to these companies. The amount paid by the insurance companies under the bonds during the year ended April 30, 2001 was $4,298,000. As such, the Company no longer has an obligation to these two companies resulting from the litigation settlement. However, the Company remains obligated to the insurance companies as the holders of the surety bonds. Amounts due to the insurance company in connection with these bonds are accrued within liabilities subject to compromise on the consolidated balance sheet at April 30, 2001.

                      VIDEO UPDATE, INC. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     In August 1998, the Company filed suit in federal court in Oregon against Rentrak Corporation ("Rentrak"). The Company alleged that Rentrak has violated the federal antitrust law, given Rentrak's position in the market and its exercise of monopoly power. Rentrak had counter-claimed for amounts it alleges were owed by Moovies, Inc. prior to the acquisition of Moovies, Inc. by the Company and for amounts it claims are due under a contract with the Company. As of April 30, 2001, $1,224,000 was accrued in liabilities subject to compromise on the consolidated balance sheet in regard to this exposure. Subsequent to April 30, 2001, this case was settled, and all liabilities of the Company related to this case were extinguished.

     The Company is involved in various other legal proceedings arising during the normal course of conducting business. Management believes that the resolution of these proceedings will not have any material impact on the Company's financial statements.

     Prior to filing Chapter 11, the Company had been involved in numerous legal proceedings with creditors and landlords. These proceedings have been stayed by the filing of bankruptcy. Management's best estimates of the amounts legally owed and allowable by the bankruptcy court are included in liabilities subject to compromise at April 30, 2001.

NOTE 9 -- SHAREHOLDERS' DEFICIT

  SHAREHOLDERS' RIGHTS AGREEMENT

     In April 1998, the Board of Directors approved the declaration of a dividend of one preferred share purchase right (a "Right") for each outstanding share of Class A common stock, par value $0.01 per share and for each outstanding Class B warrant of the Company. The dividend was paid on April 24, 1998 to the shareholders and Class B warrant holders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A junior participating preferred stock, par value $0.01 per share (the "Preferred Shares"), of the Company at a price of $20 per one one-hundredth of a Preferred Share subject to adjustment. Pursuant to the Plan, all rights were terminated upon confirmation of the Plan.

  STOCK OPTION PLANS

     In April 1994, the Company established an incentive stock option plan (the "1994 Stock Plan"), whereby 150,000 shares of Class A common stock have been reserved. The options can be either incentive stock options or nonqualified options, as defined by Section 422 of the Internal Revenue Code to be granted to eligible individuals. The exercise price for the incentive stock options granted under the 1994 Stock Plan may not be less than the fair market value of the Class A common stock on the date the option is granted.

     In September 1994, the Board of Directors approved the Formula Stock Option Plan (the "Formula Plan"), whereby 50,000 shares of Class A common stock have been reserved. The Formula Plan provides for the granting of options to non-management directors of the Company. The exercise price for the incentive stock options granted under the plan may not be less than the fair market value of the Class A common stock on the date the option is granted. To date, none of these options have been exercised.

     In May 1995, the Company established an additional stock option plan (the "1995 Plan"), whereby 850,000 shares were reserved for grant to eligible individuals to purchase Class A common stock of the Company. Options under the 1995 Plan may be incentive stock options or nonqualified options. The exercise price for the incentive stock options granted under the 1995 Plan may not be less than fair market value of the Class A common Stock on the date the option is granted. In August 1995, options to purchase 420,000 shares were exercised by the Chief Executive Officer and President of the Company.

                      VIDEO UPDATE, INC. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     In June 1996, the Board of Directors approved an additional stock option plan (the "1996 Plan"). The 1996 Plan provides for the granting of options to eligible individuals to purchase up to 820,000 shares of Class A common stock of the Company. Options under the 1996 Plan may be incentive stock options or nonqualified stock options. The exercise price for the incentive stock options granted under the plan, may not be less than the fair market value of the Class A common stock on the date the option is granted. To date, none of these options granted under such plan have been exercised.

     In January 1998, the Board of Directors approved an additional stock option plan (the "1998 Plan"). The 1998 Plan provides for the granting of options to eligible individuals to purchase up to 1,750,000 shares of Class A common stock of the Company. Options under the 1998 Plan may be incentive stock options or nonqualified stock options. The exercise price for the incentive stock options granted under the plan may not be less than the fair market value of the Class A common stock on the date the option is granted. To date, none of these options have been exercised.

     In August 1999, the Board of Directors approved the re-pricing of 1,360,000 stock options to $1.06 per share. In accordance with FASB Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation in interpretation of ABP Opinion No. 25," the Company will be required to record compensation expense over the vesting period of these options commencing on July 1, 2000 to the extent the market value of these shares increases. Based on the market value of the shares, no compensation expense was recorded during the year ended April 30, 2001.

     During the year ended April 30, 1997, the Company adopted the disclosure-only provisions of SFAS No. 123, which allows companies to continue to account for employee stock-based compensation plans using the accounting prescribed by APB No. 25. The Company has elected to continue to account for employee stock-based compensation using APB No. 25, making pro forma disclosure of net loss and loss per share as if the fair value-based method had been applied.

     Accordingly, no compensation expense has been recorded for the stock option plans. Had compensation expense for the stock option plans been determined based on the fair value at the date of grant for awards during the year ended April 30, 2001 consistent with SFAS No. 123, the Company's net loss and loss per share for the year ended April 30, 2001 would have been reported as follows:

Comprehensive loss applicable to common shareholders
  As reported...............................................  $(144,415,000)
  Pro forma.................................................  $(144,681,000)
Basic loss per common share
  As reported...............................................  $       (4.93)
  Pro forma.................................................  $       (4.94)

     The pro forma effect of net loss and loss per share is not representative of the pro forma earnings (loss) in future years because it does not take into consideration pro forma compensation expense related to grants made prior to 1996.

                      VIDEO UPDATE, INC. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     A summary of the Company's outstanding options and activity is as follows:

                                                                           WEIGHTED-
                                                                            AVERAGE
                                                              NUMBER OF    EXERCISE
                                                               OPTIONS       PRICE
                                                              ----------   ---------
Outstanding, April 30, 2000.................................  3,159,700      $0.76
  Cancelled.................................................   (882,000)     $0.53
                                                              ---------
     Outstanding, April 30, 2001............................  2,277,700      $0.85
                                                              =========
     Exercisable, April 30, 2001............................  1,860,200      $0.97
                                                              =========

     The exercise prices of the options outstanding at April 30, 2001 ranged from $0.10 to $10, and information relating to these options is as follows:

                                                                          WEIGHTED-     WEIGHTED-
                                                            WEIGHTED-      AVERAGE       AVERAGE
                                                             AVERAGE      EXERCISE      EXERCISE
RANGE OF                          STOCK         STOCK       REMAINING     PRICE OF      PRICE OF
EXERCISE                         OPTIONS       OPTIONS     CONTRACTUAL     OPTIONS       OPTIONS
PRICES                         OUTSTANDING   EXERCISABLE      LIFE       OUTSTANDING   EXERCISABLE
--------                       -----------   -----------   -----------   -----------   -----------
$0.10-0.25...................   1,176,000       784,000    7.25 years       $0.25         $0.25
$0.26-1.06...................   1,010,900       985,400    6.78 years       $1.06         $1.06
$1.07-5.00...................      16,500        16,500    2.69 years       $3.28         $3.28
$5.01-10.00..................      74,300        74,300    0.15 years       $6.85         $6.85
                                ---------     ---------
                                2,277,700     1,860,200
                                =========     =========

     Effective with confirmation of the Plan on December 20, 2001, all stock options and stock option plans were canceled.

NOTE 10 -- INCOME TAXES

     Components of the net deferred tax assets, resulting from differences in book and income tax accounting methods, are as follows at April 30, 2001:

Deferred income tax assets
  Depreciation and amortization.............................  $ 32,062,000
  Rent expense..............................................       805,000
  Net operating loss carryforwards..........................    65,651,000
  Restructuring and other...................................     2,619,000
                                                              ------------
                                                               101,137,000
Deferred tax asset valuation allowance......................   101,137,000
                                                              ------------
     Net deferred income tax assets.........................  $         --
                                                              ============

                      VIDEO UPDATE, INC. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The reconciliation of the federal statutory rate (34%) to the Company's effective income tax rate was as follows for the year ended April 30, 2001:

Federal tax at statutory rate...............................  34.0%
State tax, net of federal benefit...........................   3.2
Canada......................................................   0.4
Goodwill amortization.......................................  (3.9)
Other.......................................................  (1.0)
                                                              ----
                                                              32.7
Change in valuation allowance...............................  32.7
                                                              ----
     Total..................................................    --%
                                                              ====

     Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

     At April 30, 2001, the Company had United States federal and state tax operating loss carryforwards of approximately $181,642,000, which begin to expire in 2007. Certain of the net operating loss carryforwards are limited to each year in accordance with the Internal Revenue Code.

     Prior to the Company's bankruptcy filing, an audit was conducted by the Internal Revenue Service. As a result of this audit, an assessment was made for the tax years ended April 30, 1998, 1997, 1996, and 1995 for approximately $3,000,000. The Company contested the assessment. Subsequent to April 30, 2001, the Company settled the claim for a one-time payment of $42,000.

NOTE 11 -- RELATED PARTY TRANSACTIONS

     Family members of certain shareholders and a Company director own a majority interest at April 30, 2001 in two franchise stores. The amount of service fees earned from these franchisees was $24,000 for the year ended April 30, 2001. The amount due from the franchisees at April 30, 2001 was $92,000.

     During the year ended April 30, 2001, the Company incurred expenses of $680,000 to Crossroads, LLC for bankruptcy reorganization services. The Chief Restructuring Officer and Chief Financial Officer, effective upon entry of a court order in January 2001, are affiliated with Crossroads, LLC. The Chief Restructuring Officer was also subsequently named interim Chief Executive Officer in May 2001, but resigned in November 2001. The Chief Financial Officer, upon the effective date of consummation of the Plan, also resigned.

     During the year ended April 30, 2001, the Company incurred expenses of $217,000 to a company for accounting and tax services of which a director of the Company is a member.

     During the year ended April 30, 1998, two officers issued notes to the Company (the "Recourse Notes") to facilitate stock option exercises for a total of $3,236,000. In addition, during the year ended April 30, 1998, the Company's Board of Directors approved an accrual of bonuses that were directed primarily to satisfy obligations resulting from the Recourse Notes. In prior years, the Company accrued additional bonuses to be used to satisfy the anticipated tax liabilities to the officers. The resulting accrual for compensation expense was recorded as an offset to the officers' loan obligation, or in essence, was treated as a loan forgiveness. During the year ended April 30, 2000, the net balance of one of the officer's Recourse Notes was paid. During the year ended April 30, 2001, the remaining Recourse Note consisted

                      VIDEO UPDATE, INC. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

of accrued interest of $63,000. In January 2001, the officer to whom the remaining Recourse Note pertained resigned his position with the Company, and pursuant to an order of the Bankruptcy Court, was paid severance and other benefits in full and complete satisfaction of the Recourse Note.

NOTE 12 -- GEOGRAPHIC BUSINESS OPERATIONS

     The Company owns and operates retail video stores in the United States and Canada. A summary of the Company's operations by geographic area for the year ended April 30, 2001 is as follows. All inter-company revenues and expenses have been eliminated:

                                                              LOSS FROM     LONG-LIVED
                                               REVENUES      OPERATIONS       ASSETS
                                             ------------   -------------   -----------
United States..............................  $113,407,000   $(112,016,000)  $23,137,000
Canada.....................................    27,764,000     (12,927,000)    6,650,000
                                             ------------   -------------   -----------
     Total.................................  $141,171,000   $(124,943,000)  $29,787,000
                                             ============   =============   ===========

NOTE 13 -- SUBSEQUENT EVENTS

  ACQUISITION BY MOVIE GALLERY

     Effective December 21, 2001, Movie Gallery acquired 100% of the newly issued common stock of the reorganized Company under its Plan, which was confirmed by the United States Bankruptcy Court on December 20, 2001. The Company had been operating under Chapter 11 of the United States Bankruptcy Code since its voluntary filing on September 18, 2000. The acquisition of the newly issued common stock of the Company was in satisfaction of all amounts owed by the Company under a $6,500,000 debtor-in-possession financing agreement between the Company and Movie Gallery. In addition, Movie Gallery purchased certain senior secured debt of the Company for $8,500,000, funded amounts due to secured and unsecured creditors in accordance with confirmation of the Plan totaling $6,300,000, and assumed other post-bankruptcy filing liabilities of the Company.

  RESIGNATIONS OF OFFICERS AND MEMBERS OF THE BOARD OF DIRECTORS

     Upon the sale of the Company's senior debt to Movie Gallery on May 16, 2001, the Company's senior management, comprised of the Chief Executive Officer, the Chief Operations Officer, and a Senior Vice President, tendered their resignation with the approval of the Company's Board of Directors and the Committee of Unsecured Creditors (the "Creditors' Committee"). Other former Board of Directors' members resigned effective May 16, 2001. On June 7, 2001, the Bankruptcy Court approved written separation agreements and releases with these individuals.

  LITIGATION SETTLEMENTS

     Between 1995 and 1998, Winthrop Resources Corp. ("Winthrop") entered into a series of equipment leases with the Company for sophisticated point-of-sale cash registers and computer equipment. In January 2000, Winthrop filed suit against the Company in Minnesota State Court alleging that its equipment leases with the Company should be terminated for non-payment of rent. A partial summary judgment was entered by the State Court against the Company in the summer of 2000. The Company timely filed a notice of appeal from that ruling. Shortly after the bankruptcy filing, Winthrop moved for relief from the automatic stay to repossess its collateral. The Company argued that Winthrop should not be granted relief from stay because, among other things, the agreement was a disguised financing transaction.

                      VIDEO UPDATE, INC. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     On December 1, 2000, the Court issued an opinion in which it sided with Winthrop and rejected the Company's attempt to have the lease with Winthrop re-characterized as a secured transaction. After extensive settlement discussions, the parties agreed to a stipulated Order resolving all claims between them, which was entered by the Court on August 3, 2001. Under the terms of the stipulated Order, the Company entered into a new lease for the equipment previously financed by Winthrop.

     Under the new lease, the Company will make 21 monthly payments totaling $750,000. At the end of the lease term, the Company will become the owner of the equipment at issue. At April 30, 2001, the Company's liability to Winthrop consisted of $1,450,000 in post-petition accounts payable and $1,573,000, which is included within liabilities subject to compromise on the consolidated balance sheet.

     As of June 20, 2001, the Company's liability to Robert Klein in relation to a litigation settlement was forgiven. An amount of $478,000 is accrued for this settlement within liabilities subject to compromise on the consolidated balance sheet at April 30, 2001.

     Subsequent to April 30, 2001, a settlement had been reached between Rentrak and the Company. The Company agreed to cease its federal antitrust law litigation against Rentrak, and Rentrak agreed to discontinue its counterclaim. The Company has accrued an amount of $1,224,000 for this liability within liabilities subject to compromise on the consolidated balance sheet at April 30, 2001. This case has subsequently been settled, whereby each side released the other from any and all claims without payment of money.

     Subsequent to April 30, 2001, a settlement was reached between Zeller World Trade, LLC ("Zeller") and the Company absolving the Company from liability resulting from claims filed by Zeller. As consideration, the Company terminated its actions against Zeller regarding a breach of contract lawsuit. The Company does not have an accrual for this item at April 30, 2001. This settlement was approved by the Bankruptcy Court on September 21, 2001.

     On or about June 1, 2001, the Company provided the official Creditors' Committee with information concerning alleged improprieties by certain former officers and others of the Company. By agreement of the parties, the Creditors' Committee, through its counsel and financial advisors, conducted a more formal inquiry and investigation. The Creditors' Committee has concluded that substantial credible information exists, which establishes that funds may have been misappropriated and, potentially, fraud has been perpetrated by certain former officers of the Company. Under the confirmed Plan, any and all claims against former officers of the Company that may be asserted by or on behalf of the Company and its respective creditors and shareholders have been assigned to a litigation trust.

  NEW LITIGATION

     At the time of its bankruptcy filing, the Company was a party to certain lease agreements with General Electric Capital Corporation ("GECC"). GECC claimed that the Company owed $2,500,000 in post-bankruptcy charges. The Company argued that the lease agreements were disguised financing transactions and that GECC was only entitled to the return of its equipment and a ratable distribution of amounts payable to other unsecured creditors under the Company's plan. After a trial on the merits, the Bankruptcy Court ruled in favor of the Company with respect to its claim that the lease agreements were financing transactions, but reserved judgment on the extent to which GECC may be entitled to cash payments from the Company. The Company's management does not believe the Company's liability to GECC will exceed $500,000.

     Prior to the Company's bankruptcy filing, an audit was conducted by the Internal Revenue Service. An assessment was made for the years ended April 1998, 1997, 1996, and 1995 for an aggregate amount of

                      VIDEO UPDATE, INC. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

$3,000,000. Prior to confirmation of the Company's Plan, this claim was resolved for a one-time payment of $42,000.

     As of the date of the Company's bankruptcy filing, its books and records reflected a contingent liability for executive compensation and related taxes totaling more than $1,000,000. All or substantially all of this amount is related to a 1998 bonus approved by the Company's Board of Directors for its President at that time. In January 2001, the President at that time resigned his position with the Company and, pursuant to an Order of the Bankruptcy Court, was paid severance and other benefits in full and complete satisfaction of his claims against the Company. As a result, the Company believes that a further liability does not exist with respect to the 1998 bonus or any taxes which may have accrued in connection therewith.

     Subsequent to April 30, 2001, a former officer filed a lawsuit against the Company. This lawsuit arose out of a May 16, 2001 Separation and Release Agreement with the Company's former Chairman and Chief Executive Officer during the course of the Company's Chapter 11 restructuring. At this time, the Company is unable to state the likelihood of a favorable outcome in this case. However, the Company's legal counsel believes that the assessment of this claim is weak.

     A former employee named the Company as one of four defendants in a sexual harassment lawsuit. At the Company's request, the plaintiff has stipulated to staying her claims against the Company until 20 days after the proper venue for prosecuting the plaintiff's action is determined by the United States Bankruptcy Court for the District of Delaware. At this time, the Company is unable to state the likelihood that this litigation will be allowed to proceed in the District of Minnesota, or the likelihood that the plaintiff will prevail on her claims.